As filed with the Securities and Exchange Commission on February 9, 2010
Registration No. 333-157948

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Odyssey Re Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	52-2301683
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
OdysseyRe Capital Trust I
(Exact name of registrant as specified in its charter)

Delaware	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
300 First Stamford Place
Stamford, CT 06902
(203) 977-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Peter H. Lovell, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Odyssey Re Holdings Corp.
300 First Stamford Place
Stamford, CT 06902
(203) 977-8000
(Name and address, including zip code, and telephone number, including area code, of agent for service of process)
     Approximate date of commencement of the proposed sale to the public: Not applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
     On March 13, 2009, Odyssey Re Holdings Corp., a Delaware corporation (“Odyssey Re Holdings”) and OdysseyRe Capital Trust I, a Delaware statutory trust (“OdysseyRe Capital”), filed with the Securities and Exchange Commission a registration statement on Form S-3, Registration No. 333-157948 (the “Registration Statement”), registering Odyssey Re Holdings debt securities, common stock, preferred stock, warrants, share purchase contracts, units and guarantees of the trust preferred securities of OdysseyRe Capital, and OdysseyRe Capital preferred securities. This Post-Effective Amendment No. 1 is being filed to remove from registration the securities that remain unsold as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Odyssey Re Holdings certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on February 9, 2010.

ODYSSEY RE HOLDINGS CORP.
By:	/s/ Andrew A. Barnard
	Name:	Andrew A. Barnard
	Title:	President and Chief Executive Officer

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew A. Barnard Andrew A. Barnard	President, Chief Executive Officer and Director (Principal Executive Officer)	February 9, 2010

/s/ R. Scott Donovan R. Scott Donovan	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 9, 2010

* V. Prem Watsa	Director	February 9, 2010

* James F. Dowd	Director	February 9, 2010

* Anthony F. Griffiths	Director	February 9, 2010

Alan D. Horn	Director

* Brandon W. Sweitzer	Director	February 9, 2010

*By:	/s/ Andrew A. Barnard

Andrew A. Barnard
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, OdysseyRe Capital certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on February 9, 2010.

ODYSSEYRE CAPITAL TRUST I
By:	/s/ Odyssey re Holdings Corp., as sponsor

By:	/s/ Andrew A. Barnard
	Name:	Andrew A. Barnard
	Title:	President and Chief Executive Officer